As filed with the Securities and Exchange Commission on July 9, 2009.
Registration No. 333-160198

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

New Hampshire	02-0177370

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
25 Manchester Street
Merrimack, New Hampshire 03054
(603) 882-5191
(Address, including zip code, and telephone number of registrant’s principal executive offices)
Duane C. Montopoli
President, Chief Executive Officer and Director
25 Manchester Street
Merrimack, New Hampshire 03054
(603) 882-5191
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Roland Olivier, Esq. Pennichuck Corporation 25 Manchester Street Merrimack, NH 03054 (603) 882-5191	Michael K. Krebs, Esq. Nutter McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210 (617) 439-2000
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered (1)	Registered (2)	Unit (3)	Price (3)	Registration Fee
Common Stock, $1.00 par value	1,000,000	$21.95	$21,950,000	$1,224.81(4)

(1)	This registration statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock. The rights are attached to the Common Stock and are issued pursuant to the terms of the registrant’s Rights Agreement dated April 20, 2000, as amended. Until the occurrence of certain events, the rights will not be exercisable and will be transferable with and only with the Common Stock. Because no separate consideration is to be paid for the rights, the registration fee for the rights is included in the registration fee for the Common Stock.

(2)	Pursuant to Rule 416(a), this registration statement also registers an indeterminate number of additional shares of common stock

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sale prices reported on The Nasdaq National Market on June 22, 2009.

(4)	Previously paid.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 9, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
COMMON STOCK
We may, from time to time, offer to sell up to 1,000,000 shares of our common stock, par value $1 per share, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.
We may offer the shares of our common stock to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “PNNW.” On June 23, 2009, the last reported sale price of our common stock on the Nasdaq Global Market was $21.92 per share.
Investing in our common stock involves risks, including risks related to an ongoing eminent domain proceeding against us by the City of Nashua, New Hampshire. You should read the sections titled “Risk Factors” on page 2 below before purchasing any shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ______, 2009.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

SUMMARY
About this Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to 1,000,000 shares of our common stock described in this prospectus in one or more offerings. Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” before buying shares of our common stock in an offering.
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to Pennichuck Corporation.
About Pennichuck Corporation
We are a holding company whose income is derived from the earnings of our five wholly-owned subsidiaries. We are engaged primarily in the collection, storage, treatment and distribution of potable water for domestic, industrial, commercial and fire protection service in New Hampshire through our three utility subsidiaries: Pennichuck Water, Pennichuck East and Pittsfield Aqueduct. Our water utility revenues constituted 91% of our consolidated revenues for the year ended December 31, 2008. Pennichuck Water, our principal subsidiary which was established in 1852, accounted for 71% of our consolidated revenues for 2008. Pennichuck Water’s franchise area presently includes the City of Nashua, New Hampshire (the “City”) and 10 surrounding municipalities.
Additional information regarding Pennichuck Corporation, including our audited consolidated financial statements and a more detailed description of Pennichuck, is contained in the documents incorporated by reference in this prospectus.

Contacting us:	You can write to us at the following address:

Pennichuck Corporation
Investor Relations
25 Manchester Street
P.O. Box 1947
Merrimack, New Hampshire 03054-1947

You can also telephone our Investor Relations Department at 603-882-5191 or 1-800-553-5191.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
ONGOING EMINENT DOMAIN PROCEEDING
The City of Nashua (“the City”) is engaged in an ongoing effort that began in 2002 to acquire all or a significant portion of Pennichuck Water’s assets through an eminent domain proceeding. The following description of the eminent domain proceeding is qualified in its entirety by information regarding the eminent domain proceeding and related matters that is contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act, and by any additional information that may be included in any applicable prospectus supplement.
On March 25, 2004, the City filed a petition with the New Hampshire Public Utility Commission under the New Hampshire utility municipalization statute, NHRSA Ch. 38. Under NHRSA Ch. 38, if the NHPUC makes a finding that it is in the public interest to do so, a municipality may take the assets of a utility providing service in that municipality. The NHPUC is also charged with determining the amount of compensation for the assets that it finds are in the public interest for the municipality to take.
On July 25, 2008, the NHPUC issued an order that the taking of the assets of Pennichuck Water is in the public interest provided certain conditions are met, and that the price to be paid to Pennichuck Water for such assets is $203 million as of December 31, 2008. One of those conditions is a requirement that the City place an additional $40 million into a mitigation fund to protect the interests of the customers of Pennichuck East and Pittsfield Aqueduct. Both Pennichuck and the City submitted motions to the NHPUC requesting reconsideration or rehearing as to its order. On March 13, 2009, the NHPUC issued an order denying those motions in their entirety.
Pennichuck and the City have filed appeals with the New Hampshire Supreme Court (the “Supreme Court”). Pennichuck’s appeal is principally focused on legal issues relating to the NHPUC’s “public interest” determination. The City’s appeal focuses principally on the valuation of Pennichuck Water’s assets and the need for the $40 million mitigation reserve. The Supreme Court has agreed to hear the appeals, but it has not set a schedule for the submission of briefs or oral arguments. Pennichuck expects that the Supreme Court is not likely to render a decision before early 2010.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements intended to qualify for safe harbors from liability under the Private Securities

Litigation Reform Act of 1995, as amended (and codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). The statements are made based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on us. In some cases you can identify forward-looking statements where statements are preceded by, followed by, or include the words “in the future,” “believes,” “expects,” “anticipates,” “plans” or similar expressions, or the negative thereof.
Forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such factors include, among other things, whether eminent domain proceedings are successful against some or all of our water utility assets, the success of applications for rate relief, changes in governmental regulations, changes in the economic and business environment that may impact demand for our water and real estate products, changes in capital requirements that may affect our level of capital expenditures, changes in business strategy or plans and fluctuations in weather conditions that impact water consumption. These risks and others are described elsewhere in this prospectus, including particularly under the caption “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our authorized capital stock consists of 11,500,000 shares of authorized common stock, par value $1 per share and 100,000 shares of authorized preferred stock , no par value. As of June 23 , 2009, there were 4,255,573 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our common stock is traded on The NASDAQ Global Market under the trading symbol “PNNW.” On June 23, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $21.92 per share. You are urged to obtain current market quotations for our common stock.
PLAN OF DISTRIBUTION
We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.
By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities.
•	If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

By Dealers
We may use a dealer to sell our securities.
•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
By Agents
We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
By Shareholder Subscription Offerings
Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:
•	the number of shares of our common stock that will be offered under the shareholder subscription rights;

•	the period during which and the price at which the shareholder subscription rights will be exercisable;

•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

•	any other material terms of the shareholder subscription rights.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

USE OF PROCEEDS
Unless we otherwise specify in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.
The actual application of proceeds from the sale of shares of our common stock issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we filed with the SEC to register the stock discussed in this Prospectus. This prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We make available free of charge through our Internet website at www.pennichuck.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the followings documents:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•	Our Current Report on Form 8-K filed with the SEC on March 4, 2009 and our two Current Reports on Form 8-K filed with the SEC on March 19, 2009.

In addition, the description of our common stock contained in our registration statement on Form S-2 (File No. 333-65527) filed on October 9, 1998, as amended and any report updating such description, is incorporated by reference herein. The description of our Rights Agreement contained in our registration statement on Form 8-A12G (File No. 000-18552) filed on April 21, 2000, as amended, is also incorporated by reference herein.
All documents that we file after the date of the initial registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus. All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus at no cost to the requestor upon written or oral request to:
Pennichuck Corporation
Investor Relations
25 Manchester Street
P.O. Box 1947
Merrimack, New Hampshire 03054-1947
Telephone No. 603-882-5191 or 1-800-553-5191
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
EXPERTS
The consolidated financial statements and schedules of Pennichuck Corporation as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Beard Miller Company LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Nutter McClennen & Fish LLP, Boston, Massachusetts.
The date of this prospectus is                     , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the Securities and Exchange Commission registration fee. Due to the nature of the offering, these expenses may differ materially from our estimates.

Securities and Exchange Commission Registration Fee	$1,224.81
NASDAQ Global Market Fee	10,000.00
Legal fees and expenses	175,000.00
Transfer agent and registrar fees and expenses	50,000.00
Accounting fees and expenses	50,000.00
Printing and engraving expenses	30,000.00
Miscellaneous	10,000.00

Total Expenses	$326,224.81

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The registrant is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act provides that with certain exceptions, a corporation may indemnify an individual who is made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. With certain exceptions, a corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.
The registrant’s bylaws provide that in the case of a suit by or on the right of the corporation, the registrant shall have the power to indemnify any person who is a party because he is or was a director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant, except where he is adjudged liable for negligence or misconduct in the performance of his duty to the registrant. In the case of any other action, suit or proceeding, the registrant shall have the power to indemnify any person who is a party because he is or was a director or officer against expenses if he acted in a manner which he reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, where he had no reasonable cause to believe his action was unlawful.
The registrant has entered into employment contracts with certain of its executive officers which entitle them to the maximum indemnification and advancement of expenses available under the registrant’s certificate of incorporation, the registrant’s bylaws and New Hampshire law. The employment contracts also provide that the registrant shall have and maintain an officers’ liability insurance policy.
The registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of its duties, as well as insurance covering the registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the registrant.
ITEM 16. EXHIBITS.

Exhibit
Number	Description of Exhibit
4.1	Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G, filed on April 21, 2000 and incorporated herein by reference).

4.2	Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference.).

4.3	Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference).

4.4	Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference).

4.5	Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 29, 2002 and incorporated herein by reference).

Exhibit
Number	Description of Exhibit
4.6	Dividend Reinvestment and Common Stock Purchase Plan, as amended (included as part of the Company’s Registration Statement on Form S-3/A filed on April 8, 2009 and incorporated herein by reference).

4.7	Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on September 25, 2006 and incorporated herein by reference).

4.8	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC (filed as Exhibit 4.8 to the Company’s Registration Statement on Form 8-A12G/A, filed on March 5, 2009 and incorporated herein by reference)

5.1	Opinion of Nutter McClennen & Fish LLP*

23.1	Consent of Beard Miller Company LLP (filed previously)

23.2	Consent of Nutter McClennen & Fish LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page) (filed previously)

*	Filed herewith.
ITEM 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
1.	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

2.	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrimack, State of New Hampshire, on July 9, 2009.

PENNICHUCK CORPORATION
By:	/s/ Duane C. Montopoli
Duane C. Montopoli,
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane C. Montopoli Duane C. Montopoli	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2009

* Thomas C. Leonard	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	July 9, 2009

* Larry D. Goodhue	Controller (Principal Accounting Officer)	July 9, 2009

* Joseph A. Bellavance	Director	July 9, 2009

* Steven F. Bolander	Director	July 9, 2009

* Clarence A. Davis	Director	July 9, 2009

* Michael I. German	Director	July 9, 2009

* Janet M. Hansen	Director	July 9, 2009

Signature	Title	Date

* Robert P. Keller	Director	July 9, 2009

* John R. Kreick	Director	July 9, 2009

* Hannah M. McCarthy	Director	July 9, 2009

* James M. Murphy	Director	July 9, 2009

* Martha E. O’Neill	Director	July 9, 2009

* Signed pursuant to the Power of Attorney included in the signature page of the Registration Statement on Form S-3 for Pennichuck Corporation filed on June 24, 2009.

/s/ Duane C. Montopoli Duane C. Montopoli		July 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G, filed on April 21, 2000 and incorporated herein by reference).

4.2	Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference.).

4.3	Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference).

4.4	Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference).

4.5	Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 29, 2002 and incorporated herein by reference).

4.6	Dividend Reinvestment and Common Stock Purchase Plan, as amended (included as part of the Company’s Registration Statement on Form S-3/A filed on April 8, 2009 and incorporated herein by reference).

4.7	Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on September 25, 2006 and incorporated herein by reference).

4.8	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC (filed as Exhibit 4.8 to the Company’s Registration Statement on Form 8-A12G/A, filed on March 5, 2009 and incorporated herein by reference)

5.1	Opinion of Nutter McClennen & Fish LLP*

23.1	Consent of Beard Miller Company LLP (filed previously)

23.2	Consent of Nutter McClennen & Fish LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page) (filed previously)

*	Filed herewith.